  Exhibit (1)(b)

SOLICITING DEALER AGREEMENT
FOR
MCI INCOME FUND V, LLC

___________________________________________
Print Name of Dealer

The undersigned, International Assets Advisory, LLC a Florida limited liability company (the “Managing Broker Dealer”), has entered into an agreement (the “Managing Broker Dealer Agreement”) with MCI Income Fund V, LLC, a Delaware limited liability company (the “Company”), in connection with the offering and sale by the Company of Securities in the Company (“the “Offering”) pursuant to which the Managing Broker Dealer has agreed to use its best efforts to form and manage, as the Managing Broker Dealer, a group of securities dealers (the “Dealers”) for the purpose of soliciting offers for the purchase of the Securities. A copy of the Managing Broker Dealer Agreement is attached as Exhibit A. The terms of the Offering are set forth in the Offering Statement and Offering Circular, as may be supplemented or amended from time to time (collectively the “Offering Documents”). The Securities will be offered during a period commencing on the effective date of the Offering Documents and continuing until the Offering Termination Date. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offering Documents.

You are invited to become a Dealer and by your confirmation hereof you agree to act in such capacity and to participate in the distribution of the Offering to the public on a “best efforts basis”. By your acceptance of this Agreement, you will become one of the Dealers and will be entitled to and subject to the indemnification provided herein, wherein the Dealers severally agree to indemnify and hold harmless the Company and the Managing Broker Dealer for certain actions as well as the indemnification and contribution provisions contained in the Managing Broker Dealer Agreement.

1. Dealer Representations.

1.1 Dealer hereby confirm that it is duly organized, validly existing, and in good standing under the laws of its registered state with full power and authority to conduct its business and own its assets. Dealer is qualified, registered and/or licensed to conduct its business in the jurisdictions that the conduct of its business requires such qualification, registration or license, and that you will take all steps necessary to ensure that at all times during the conduct of the Offering that it remains in good standing and qualified, registered or licensed to do business in such jurisdictions.

1.2 Dealer hereby confirm that you: (i) are a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”); (ii) are qualified and duly registered to act as a broker dealer within all states in which you will sell the Securities; (iii) are a broker dealer duly registered with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iv) will maintain all such registrations and qualifications in good standing for the duration of your involvement in the Offering; (v) have not received any notice of proceedings relating to the revocation or modification of your registration or license as a broker dealer or any other FINRA or governmental licenses or permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, net worth, earnings, cash flows, business, operations or properties of the Dealer; (vi) will comply with all applicable federal and state laws, rules, regulations and requirements and FINRA rules; (vii) have all required licenses and permits, and will immediately notify the Managing Broker Dealer and the Company in writing if any such registration, qualification, license or permit is terminated or suspended, or if notice of any proceeding relating to the revocation or modification of your registration or license as a Broker Dealer or any other FINRA or governmental licenses or permits is received by the Dealer.

1.3 Dealer hereby confirms that any independent contractors and registered representatives acting on behalf of the Dealer have the appropriate securities registrations and licenses to offer and solicit purchasers for the Securities, and that the Dealer will provide to the Managing Broker Dealer and the Company an updated list of registered representatives approved to offer and solicit purchasers for the Securities upon request.

1.4 Dealer hereby confirms that this Agreement, when executed by Dealer, will have been duly and validly authorized, executed and delivered by the Dealer, and will be a valid and binding agreement of the Dealer, enforceable in accordance with its terms.

1.5 Dealer hereby confirms that the consummation of the transactions contemplated herein and those contemplated by the Offering Documents will not conflict with or result in a breach or violation of (a) the charter, bylaws or similar organizational documents of the Dealer, (b) any order, rule or regulation directed to the Dealer by any court or any federal or state regulatory body or administrative agency having jurisdiction over the Dealer or its affiliates, or (c) the terms of any indenture, mortgage, deed of trust, loan or credit agreement, promissory note, lease, statutory trust, servicing agreement, contract, arrangement, understanding, document or any other instrument to which the Dealer is a party or by which it is bound or pursuant to which its assets are subject.

1.6 Dealer hereby confirm that there is no claim, action, suit, controversy, audit, arbitration, mediation or proceeding (collectively, any “Action”), before or by any regulatory authority, pending or, to the knowledge of Dealer, threatened, that adversely affects the Offering, to which the Dealer is a party, or to which any of its assets is subject, that would prevent or restrict the consummation of the transactions contemplated by this Agreement. For purposes of this provision, a “regulatory authority” means any of FINRA, a U.S. national securities exchange, the United States, any state or other political subdivision thereof and any other foreign or domestic entity or government exercising or having the authority to exercise executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.7 Dealer hereby agrees to solicit, as an independent contractor and not as the Managing Broker Dealer’s agent, or as an agent of the Company or its affiliates, persons acceptable to the Company to purchase the Securities pursuant to the subscription agreement (the “Subscription Agreement”) in the form attached to the Offering Documents and in accordance with the terms of the Offering Documents, and to diligently make inquiries as required by this Agreement, the Offering Documents or applicable law with respect to prospective Investors in order to ascertain whether a purchase of the securities is suitable for the Investor. In accordance with the instructions set forth in the Subscription Agreement, all complete Subscription Agreements and customer funds for the purchase of the Securities received by you with respect to any Subscription Agreement shall be transmitted as provided in Section 1.17 of this Agreement. In the event the Managing Broker Dealer receives any customer funds for the Securities, the Managing Broker Dealer will transmit such customer funds not later than noon of the next business day following receipt of such funds for purchase of the Securities pursuant to the instructions set forth in Section 1.17 of this Agreement. No Subscription Agreement shall be effective unless and until accepted by the Company.

1.8 Dealer understands that the offering of Securities is made on a “best efforts” basis, as described in the Offering Documents. Dealer further understands and agrees that its compensation under this Agreement for the sale of Securities is conditioned upon the Company’s acceptance of sales by you, and that the failure to accept a purchase for Securities shall relieve the Company, the Managing Broker Dealer or any other party of any obligation to pay you for any services rendered by you in connection with the sale of Securities under this Agreement or otherwise.

1.9 Dealer agrees that before participating in the Offering, you will have reasonable grounds to believe that based on information made available to you by the Managing Broker Dealer and/or the Company through the Offering Documents that all material facts are adequately and accurately disclosed in the Offering Documents and provide a basis for evaluating the Company and the Securities.

1.10 Dealer agrees not to execute any transaction in which an Investor invests in the Securities in a discretionary account without prior written approval of the transaction by the Investor.

1.11 Dealer agrees to comply in all respects with the purchase procedures and plan of distribution set forth in the Offering Documents. Further, you agree that although you may receive due diligence and other information regarding the Offering from the Company in electronic form, you will not distribute to any prospective Investor or any other person any such material.

1.12 All subscriptions solicited by Dealer will be strictly subject to confirmation by the Managing Broker Dealer and acceptance thereof by the Company. The Managing Broker Dealer and the Company reserve the right in their absolute discretion to reject any such subscription and to accept or reject subscriptions in the order of their receipt by the Company, as appropriate or otherwise. Neither you nor any other person is authorized to and neither you nor any of your employees, agents or representatives shall give any information or make any representation other than those contained in the Offering Documents or in any supplemental sales literature furnished by the Managing Broker Dealer or the Company for use in making solicitations in connection with the offer and sale of the Securities.

1.13 Upon authorization by the Managing Broker Dealer, you may offer the Securities at the Offering price set forth in the Offering Documents, subject to the terms and conditions thereof.

1.14 The Company or the Managing Broker Dealer will provide you with such number of copies of the Offering Documents and such number of copies of amendments and supplements thereto as you may reasonably request. Dealer will be responsible for correctly placing orders of such materials, and will reimburse the Company or the Managing Broker Dealer for any costs incurred in connection with unreasonable or mistaken orders. The Managing Broker Dealer also understands that the Company may provide you with certain supplemental sales material to be used by you in connection with the solicitation of purchases of the Securities. If you elect to use such supplemental sales material, you agree that such material shall not be used in connection with the solicitation or purchase of the Securities unless accompanied or preceded by the Offering Documents, as then currently in effect, and as it may be amended or supplemented in the future.

1.15 The Managing Broker Dealer shall have full authority to take such action as it may deem advisable with respect to all matters pertaining to the Offering. The Managing Broker Dealer shall be under no liability to you except for gross negligence or willful misconduct and for obligations expressly assumed by it in this Agreement. Nothing contained in this section is intended to operate as, and the provisions of this section shall not constitute a waiver by you, of compliance with any provision of applicable federal or state law, rules or regulations and the FINRA rules.

1.16 Unless otherwise directed by the Company, you will instruct all Investors to make their subscription payment payable to MCI Income Fund V, LLC, with payment in full by check, ACH or wire of your subscription purchase price in accordance with the instructions in the Offering’s Subscription Agreement.

1.17 Dealer will limit the offering of the Securities to persons whom you have reasonable grounds to believe, and in fact believe, after conducting a reasonable inquiry and due diligence of the Offering in accordance with FINRA rules, meet the financial suitability and other Investor requirements set forth in the Offering Documents.

1.18 Dealer will provide each prospective Investor with a copy of the Offering Documents at the time of the initial offering and prior to any sale and provide said Investor to ask questions of and to receive answers from the Company concerning the terms and conditions of the Offering.

1.19 Dealer will immediately bring to the attention of the Company and the Managing Broker Dealer any circumstance or fact which causes you to believe the Offering Documents, or any other literature distributed pursuant to the Offering, or any information supplied to prospective Investors in their purchase materials, may be inaccurate or misleading.

1.20 Dealer agree that in recommending to an Investor the purchase or sale of the Securities, you shall have reasonable grounds to believe, on the basis of information obtained from the prospective Investor concerning his or her investment objectives, other investments, financial situation and needs, and any other information known by you, that:

1.20.1 The prospective Investor meets the investor suitability requirements set forth in the Offering Documents and the acquisition of Securities is otherwise a suitable investment for such Investor as may be required by all applicable laws, rules and regulations;

1.20.2 The prospective Investor is or will be in a financial position appropriate to enable him or her to realize to a significant extent the benefits described in the Offering Documents;

1.20.3 The prospective Investor has a fair market net worth sufficient to sustain the risks inherent in an investment in the Securities, including, but not limited to, the total loss of the investment, lack of liquidity and other risks described in the Offering Documents; and

1.20.4 An investment in the Securities is otherwise suitable for the prospective Investor.

1.21 Dealer agrees to retain in your records and make available to the Managing Broker Dealer and to the Company, for a period of at least six (6) years following the Offering Termination Date, a record of the information obtained pursuant to your engagement hereunder, including without limitation all of the information used by you to determine that (i) each person who purchases the Securities pursuant to a Subscription Agreement solicited by you is within the permitted class of Investors under the requirements of the jurisdiction in which such Investor is a resident, (ii) each such person met the suitability requirements set forth in the Offering Documents and the Subscription Agreement (both at the time of the initial purchase and at the time of any additional purchases), (iii) each such person is suitable for such investment and the basis on which such suitability determination was made, and (iv) a representation of each such person that it is investing for investment and not with a view toward distribution.

1.22 Dealer agrees that upon request by the Managing Broker Dealer, you will furnish a complete list of all persons who have been offered the Securities and such persons’ place of residence.

1.23 Dealer agrees that before executing a purchase transaction in the Securities, you will inform the prospective Investor and his or her purchaser representative, if any, of all pertinent facts relating to the liquidity and marketability of the Securities, as appropriate, during the term of the investment.

1.24 Dealer agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Dealer further agrees to keep such records with respect to each customer who purchases Bonds, his suitability and the amount of Bonds sold and to retain such records for such period of time as may be required by the SEC, FINRA or the Company.

1.25 Dealer agrees not to rely upon the efforts of the Managing Broker Dealer in (i) performing due diligence related to the Company (including its members, managers, officers, directors, employees and affiliates), the Securities, or the suitability thereof for any Investors and (ii) determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating the Company to the extent required by applicable federal and state law, rules and regulations and FINRA Rules. Dealer further agrees that it is solely responsible for performing adequate due diligence, and you agree to perform adequate due diligence as required by federal and state law, rules and regulations and FINRA Rules.

1.26 Dealer are not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Offering except as set forth in the Offering Documents and any advertising and supplemental sales literature approved by the Company and the Managing Broker Dealer to be distributed by the Managing Broker Dealer in connection with the Offering, whether designated solely for “broker-dealer use only” or otherwise and regardless of how labeled or described (“Authorized Sales Materials”). Dealer will refrain from making any representations to any prospective Investor other than those contained in the Offering Documents, and will not allow any other written materials to be used to describe the potential investment to prospective Investors other than the Offering Documents or Authorized Sales Materials.

1.27 Dealer will refrain from distributing any material to prospective Investors that is marked “Financial Advisor Use Only” or “Broker Dealer Use Only,” or any other due diligence material related to the Offering received by you.

1.28 The Dealer hereby represents and warrants to the Managing Broker Dealer and to the Company that none of the Dealer any of its predecessors, any affiliates, any director, general partner, managing member, officer, promoter connected with the Managing Broker Dealer in any capacity, or persons who own 20% or more of the Dealer, or any person receiving any direct or indirect compensation from the Dealer with respect to the Offering (“Dealer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 262(a) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 262(b). Dealer has exercised reasonable care to determine whether any Dealer Covered Person is subject to a Disqualification Event. The Dealer has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Managing Broker Dealer a copy of any disclosures provided thereunder. The Dealer will complete and sign the 262 Covered Person Questionnaire attached hereto as Exhibit B.

1.29 The representations and warranties made in Section 1.29 are and shall be continuing representations and warranties throughout the term of the Offering. The Dealer agrees to immediately notify the Managing Broker Dealer in writing if (i) any such person described in Rule 262(a) of Regulation A becomes, or is likely to become, a “Bad Actor” during the course of the Offering or (ii) if any other representations or warranties becomes untrue.

1.30 In the event that any of these representations or warranties becomes untrue, you will immediately notify the Company and the Managing Broker Dealer in writing of the fact which makes the representation or warranty untrue.

2. Compensation. Subject to certain conditions, and in consideration of your services hereunder, the Managing Broker Dealer will pay you sales commissions and marketing allowances as follows: (i) 6.0% of the purchase price of the Securities (the “Total Sales”) sold by you; provided, however, that this amount may be reduced to the extent the Managing Broker Dealer negotiates a lower commission rate with you, in which event the commission rate will be the lower agreed upon rate (the above being referred to as the “Commissions”), and (ii) a non- accountable marketing and a due diligence allowance of up to 1.0% of the Total Sales (the “Allowance”). Payment of the Commissions and the Allowance shall be subject to the following conditions:

2.1 No Commissions or Allowance will be payable with respect to any Subscription Agreements that are rejected by the Company or the Managing Broker Dealer, or if the Company terminates the Offering for any reason whatsoever.

2.2 No Commissions or Allowance will be payable to you with respect to any sale of the Securities by you unless and until such time as the Company has received the total proceeds of any such sale and the Managing Broker Dealer has received the aggregate amount of sales commission to which it is entitled.

2.3 All other expenses incurred by you in the performance of your obligations hereunder, including, but not limited to, expenses related to the Offering and any attorneys’ fees, shall be at your sole cost and expense, and the foregoing shall apply notwithstanding the fact that the Offering is not consummated for any reason.

3. Solicitation. In soliciting persons to acquire the Securities, you agree to comply with all applicable federal and state laws, rules and regulations and FINRA rules and, in particular, you agree that you will not give any information or make any representations other than those contained in the Offering Documents and in any Authorized Sales Materials furnished to you by the Managing Broker Dealer or the Company for use in making such solicitations.

4. Offer and Sale Activities. It is understood that under no circumstances will you engage in any activities hereunder in any state other than those for which permission has been granted by the Managing Broker Dealer to you, as evidenced by written acknowledgment by the Managing Broker Dealer that such state has been cleared for offer and sale activity. It is further understood that you shall notify the Company of Subscription Agreements you receive within two (2) business days of receipt so that the Company may make any required federal or state law filings.

5. Relationship of Parties. Nothing herein shall constitute the Dealers as an association, partnership, unincorporated business, or other separate entity. The Managing Broker Dealer shall be under no liability to make any payment to you except out of the funds received by it from the Company as hereinabove provided, and the Managing Broker Dealer shall not be under any liability for, or in respect of the value or validity of the Subscription Agreement, the Securities or the performance by anyone of any agreement on its part, or for, or in respect of any matter connected with this Agreement, except for gross negligence or willful misconduct by the Managing Broker Dealer, and for obligations expressly assumed by the Managing Broker Dealer in this Agreement.

6. Indemnification and Contribution. Dealer hereby agree and acknowledge that you shall be entitled to the rights, and be subject to the obligations and liabilities, of the indemnification and contribution provisions contained in the Managing Broker Dealer Agreement. Additionally, without limitation, you hereby agree and acknowledge that you shall be entitled to the rights and be subject to the obligations and liabilities of Section 6.1 herein, by which the Dealers shall severally agree to indemnify and hold harmless the Company and the Managing Broker Dealer and their respective owners, managers, members, partners, directors, officers, employees, agents, attorneys and accountants.

6.1 Indemnification by the Dealer. Subject to the conditions set forth below, each Dealer agrees to indemnify and hold harmless the Company and the Managing Broker Dealer and their respective owners, managers, members, partners, directors, officers, employees, agents, attorneys and accountants (the “CMBD Parties”), against any and all loss, liability, claim, damage and expense whatsoever (“Loss”) arising out of or based upon:

6.1.1 Any verbal or written representations or use of sales materials in connection with the Offering made by such Dealer, its employees, or affiliates in violation of any applicable federal or state laws, rules and regulations, FINRA rules, or this Agreement;

6.1.2 Such Dealer’s failure to comply with any of the applicable federal or state laws, rules or regulations or FINRA requirements and rules of FINRA;

6.1.3 The breach by such Dealer of any term, condition, representation, warranty, or covenant of this Agreement; or

6.1.4 The failure by any Investor to comply with the Investor Suitability Requirements set forth in the section captioned “Who May Invest” in the Offering Documents.

6.2 If any action is brought against the CMBD Parties in respect of which indemnity may be sought hereunder, the Company or the Managing Broker Dealer shall promptly notify the applicable Dealer in writing of the institution of such action, and the Dealer shall assume the defense of such action. The affected CMBD Parties shall have the right to employ counsel in any such case. The reasonable fees and expenses of such counsel shall be at such Dealer’s expense and authorized in writing by such Dealer, provided that such Dealer will not be obligated to pay for legal fees and expenses for more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions.

6.3 The Dealer agrees to promptly notify the Company and the Managing Broker Dealer of the commencement of any litigation or proceedings against the Dealer or any of the Dealer’s officers, directors, partners, affiliates, or agents in connection with the Offering.

6.4 The indemnity provided to the Managing Broker Dealer pursuant to this Section 6 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Managing Broker Dealer or any agent of the Managing Broker Dealer, or any omission or alleged omission of a material fact required to be disclosed by the Managing Broker Dealer or any agent of the Managing Broker Dealer.

6.5 The indemnity provided to the Company pursuant to this Section 6 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Company or any agent of the Company (other than the Managing Broker Dealer), or any omission or alleged omission of a material fact required to be disclosed by the Company or any agent of the Company (other than the Managing Broker Dealer).

7. Privacy Act. To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the parties wish to include the confidentiality and non-disclosure obligations set forth herein.

7.1 Customer Information. “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. Customer Information shall include, but not be limited to, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account number).

7.2 Usage and Nondisclosure. The parties understand and acknowledge that they may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. The parties agree that they are prohibited from using the Customer Information received from the other party other than (i) as required by law, regulation or rule or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to this Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.

7.3 Safeguarding Customer Information. The parties shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.

7.4 Survivability. The provisions of Section 6 and this Section 7 shall survive the termination of this Agreement.

8. Survival of Representations and Warranties. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement and in the applicable provisions of the Managing Broker Dealer Agreement shall be deemed to be representations, warranties and agreements at and through the Offering Termination Date, and such representations, warranties and agreements by the Managing Broker Dealer or the Dealers, including the indemnity agreements contained in Sections 6 and 9, the contribution agreements contained in Section 10 of the Managing Broker Dealer Agreement, and the indemnity agreement contained in Section 6 herein, shall remain operative and in full force and effect regardless of any investigation made by the Managing Broker Dealer, the Dealers and/or any controlling person, and shall survive the sale of, and payment for, the Securities and the termination of this Agreement.

9. Termination. The Dealer will suspend or terminate the solicitation of potential Investors in the Offering immediately upon request of the Company or the Managing Broker Dealer and will resume the solicitation of potential Investors in the Offering upon the subsequent request of the Company or the Managing Broker Dealer. This Agreement may be terminated by the Managing Broker Dealer at any time upon five (5) days’ prior written notice to the other party.

10. Managing Broker Dealer Obligations.

10.1 Notifications. Managing Broker Dealer shall provide prompt written notice to the Dealers of any material changes to the Managing Broker Dealer that in its judgment could materially and adversely affect a Dealer with respect to this Offering.

10.2 Records. The Managing Broker Dealer shall retain in its records and make available to the Dealers, for a period of at least six (6) years’ following the Offering Termination Date, any communications and information with respect to a prospective Investor’s suitability to invest in the Offering that has otherwise not been provided to a Dealer.

11. Governing Law; Venue. This Agreement and its Exhibits shall be governed by, subject to and construed in accordance with, the laws of the State of Florida without regard to conflict of law provisions. The parties hereby irrevocably consent to personal jurisdiction and exclusive venue in Orange County, Orlando, Florida for any action (including arbitration) brought by either party arising out of or in connection with this Agreement and waives any objection that it may have to the laying of venue in any such court or that such court is an inconvenient forum or does not have personal jurisdiction over them. The parties hereby waive trial by jury.

12. Arbitration. ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR THE INTERPRETATION THEREOF, SHALL BE SETTLED BY ARBITRATION UNDER THE THEN PREVAILING RULES OF FINRA IN ORLANDO, FLORIDA. DEALER AGREES THAT EXCLUSIVE JURISDICTION AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT LOCATED IN ORANGE COUNTY, ORLANDO, FLORIDA.

13. Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and operative and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.

14. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, and together which shall constitute one and the same instrument.

15. Modification, Assignment or Amendment. Managing Broker Dealer may amend or assign this Agreement at any time with or without notice to Dealer. This Agreement may not be amended or assigned by Dealer except by written agreement executed by the parties hereto.

16. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by email electronic communication, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Managing Broker Dealer:
International Assets Advisory, LLC
390 N. Orange Avenue, Suite 750
Orlando, Florida 32801
Attention: Myra Nicholson
Email Address: mnicholson@iaac.com

If to the Company:
MCI Income Fund V, LLC
2101 Cedar Springs Road, Suite 700
Dallas, Texas 75201
Attention: Stacy Grace
Email Address: sgrace@munckwilson.com

If sent to you, it shall be delivered to your address set forth below. The notice shall be deemed to be received on the date of its actual receipt by the party entitled thereto.

17. Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the persons referred to in Sections 8, 9 and 10 of the Managing Broker Dealer Agreement and Section 6 herein, their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of, this Agreement or any provision herein contained.

18. Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any subsequent occurrence.

19. Recovery of Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.

20. Entire Agreement. This Agreement, along with the applicable provisions of the Managing Broker Dealer Agreement, constitute the entire understanding between the parties hereto and supersede any prior understandings or written or oral agreements between them respecting the subject matter hereof.

21. Anti-Money Laundering Compliance Programs. Each Dealer’s acceptance of this Agreement constitutes a representation to the Managing Broker Dealer that the Dealer has established and implemented an anti-money laundering (“AML”) compliance program (“AML Program”), in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act and Section 326 of the Patriot Act of 2001, which are reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of Securities. In addition, the Dealer represents that it has established and implemented a program (“OFAC Program”) for compliance with OFAC and will continue to maintain its OFAC Program during the term of this Agreement. Upon request by the Managing Broker Dealer at any time, the Dealer hereby agrees to (i) furnish a copy of its AML Program and OFAC Program to the Managing Broker Dealer for review and (ii) furnish a copy of the findings and any remedial actions taken in connection with the Dealer’s most recent independent testing of its AML Program and/or its OFAC Program.

The parties acknowledge that for the purposes of the FINRA rules the Investors who purchase Securities through the Dealer are “Customers” of the Dealer and not the Managing Broker Dealer. Nonetheless, to the extent that the Managing Broker Dealer deems it prudent, the Dealer shall cooperate with the Managing Broker Dealer’s auditing and monitoring of the Dealer’s AML Program and its OFAC Program by providing, upon request, information, records, data and exception reports, related to the Company’s bond holders introduced to, and serviced by, the Dealer (the “Customers”). Such documentation could include, among other things: (i) copies of Dealer’s AML Program and its OFAC Program; (ii) documents maintained pursuant to the Dealer’s AML Program and its OFAC Program related to the Customers; (iii) any suspicious activity reports filed related to the Customers; (iv) audits and any exception reports related to the Dealer’s AML activities; and (v) any other files maintained related to the Customers. In the event that such documents reflect, in the opinion of the Managing Broker Dealer, a potential violation of the Managing Broker Dealer’s obligations in respect of its AML or OFAC requirements, the Dealer will permit the Managing Broker Dealer to further inspect relevant books and records related to the Customers (with respect to the Offering) and/or the Dealer’s compliance with AML or OFAC requirements. Notwithstanding the foregoing, when so directed by his or her legal counsel, the Dealer shall not be required to provide to the Managing Broker Dealer any documentation that could potentially cause the Dealer to lose the benefit of an attorney-client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings. The Dealer hereby represents that it is currently in compliance with all AML rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act. The Dealer hereby agrees, upon request by the Managing Broker Dealer to (i) provide an annual certification to the Managing Broker Dealer that, as of the date of such certification (A) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (B) it has continued to implement its AML Program and its OFAC Program and (C) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act and (ii) perform and carry out, on behalf of both the Managing Broker Dealer and the Company, the Customer Identification Program requirements in accordance with Section 326 of the USA PATRIOT Act and applicable SEC and Treasury Department Rules thereunder.

22. Due Diligence. Pursuant to the Managing Broker Dealer Agreement, the Company will authorize a collection of information regarding the Offering (the “Due Diligence Information”), which collection the Company may amend and supplement from time to time, to be delivered by the Managing Broker Dealer to the Dealer (or their agents performing due diligence) in connection with its due diligence review of the Offering. In the event the Dealer (or its agent performing due diligence) requests access to additional information or otherwise wishes to conduct additional due diligence regarding the Offering, the Company, or the Company’s sponsor or the sponsor’s affiliates. The Managing Broker Dealer will reasonably cooperate with the Dealer to accommodate such request. All Due Diligence Information received by the Dealer in connection with its due diligence review of the Offering is confidential and shall be maintained as confidential and not disclosed by the Dealer, except to the extent such information is disclosed in the Offering Documents.

23. Electronic Delivery of Information; Electronic Processing of Subscriptions. Pursuant to the Managing Broker Dealer Agreement, the Company has agreed to confirm all orders for the purchase of Securities accepted by the Company. In addition, the Company, the Managing Broker Dealer and/or third parties engaged by the Company or the Managing Broker Dealer may, from time to time, provide to the Dealer copies of investor letters, annual reports and other communications provided to the Company investors. The Dealer agrees that, to the extent practicable and permitted by law, all confirmations, statements, communications and other information provided to or from the Company, the Managing Broker Dealer, the Dealer and/or their agents or customers may be provided electronically, as a preference but not as a requirement.

With respect to Securities held through custodial accounts, the Dealer agrees and acknowledges that to the extent practicable and permitted by law, all confirmations, statements, communications and other information provided from the Company, the Managing Broker Dealer and/or their agents to Company investors may be provided solely to the custodian that is the registered owner of the Securities, rather than to the beneficial owners of the Securities. In such case it shall be the responsibility of the custodian to distribute the information to the beneficial owners of Securities.

The Dealer agrees and acknowledges that the Managing Broker Dealer may, as a preference but not as a requirement, use an electronic platform to process subscriptions, including but not limited to the Depository Trust Company (DTC) model. If an electronic platform is used, the Dealer agrees to cooperate with the processing of subscriptions through such an electronic platform if reasonably practical.

24. Managing Broker Dealer Representations. The Managing Broker Dealer hereby represents and warrants that none of the Managing Broker Dealer, any of its predecessors, any affiliates, any director, general partner, managing member, officer, promoter connected with the Managing Broker Dealer in any capacity, or persons who own 20% or more of the Managing Broker Dealer (“Managing Broker Dealer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 262(a) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 262(b). The Managing Broker Dealer has exercised reasonable care to determine whether any Managing Broker Dealer Covered Person is subject to a Disqualification Event. The Managing Broker Dealer has complied, to the extent applicable, with its disclosure obligations under Rule 262(a), and has furnished to the Company a copy of any disclosures provided thereunder.

The representations and warranties made in this Section 24 are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties becomes untrue, the Managing Broker Dealer will immediately notify the Dealer in writing of the fact which makes the representation or warranty untrue.

25. Third Party Beneficiaries. The Company and its affiliates, successors and assigns shall be express third party beneficiaries of Section 1.29 of this Agreement.

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If the foregoing correctly sets forth the understanding between the Managing Broker Dealer and the Dealer, please so indicate in the space provided below for that purpose.

AGREED AND ACCEPTED:

Firm:____________________________________________________________________________________________________

Firm CRD:_________________________________________

By:	__________________________________________________	Date:	__________________________________________________

Name: ____________________________________________

Title: _____________________________________________

Email: ____________________________________________

Address:

__________________________________________________

__________________________________________________

__________________________________________________

Phone:____________________________________________

AGREED AND ACCEPTED:

International Assets Advisory, LLC

By:__________________________________________________
      Matthew Lampman, COO

EXHIBIT A
MANAGING BROKER DEALER AGREEMENT

See attached.

EXHIBIT B
COVERED PERSON QUESTIONNAIRE

The undersigned gives these answers in this “Covered Person Questionnaire” in connection with the following-described offering of securities:

Name of Company:

Name of Offering:

Offering Date:

Reason for this Questionnaire: Rule 262 of Regulation A, promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), provides an exemption from the registration requirements of certain private placement offerings. However, this exemption is not available where any person participating in the offering (“Covered Person”) is disqualified due to specified past misconduct.

In accordance with Rule 262 of Regulation A, MCI Income Fund V, LLC (“Issuer”) is required to confirm the disciplinary history of Covered Persons. In order to make this confirmation, Issuer will rely upon the information provided in this Questionnaire. Issuer may request updates of this verification on a periodic basis or otherwise as may be deemed appropriate. The SEC may require the disclosure of information provided in this Questionnaire to potential investors or other persons.

 “Covered Person” includes:

●
The issuer, any predecessor of the issuer, any affiliated issuer;
●
Any director, executive officer, other officer participating in the offering, general partner or managing member of the issuer;
●
Any beneficial owner of 20% or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power;
●
Any promoter connected with the issuer in any capacity;
●
Any investment manager of an issuer that is a pooled investment fund;
●
Any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities;
●
Any general partner or managing member of any such investment manager or solicitor; and
●
Any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor.

Please answer each of the following questions by indicating “Yes” or “No.” If you answer “Yes” to any of the questions, please describe the underlying events and circumstances, including dates and any ongoing or related activities.

Broker Dealer Name:

Please provide all previous names of the Broker Dealer and its affiliates:

____________________________________________________________________________________________________

Business Address:   ____________________________________________________________________________________

Business Telephone:____________________________________________________________________________________

Contact Email Address: _________________________________________________________________________________

The above named Broker Dealer and its Covered Persons shall be referred to collectively and individually as “you”.

QUESTIONS

1. In the ten (10) years preceding the date of the Offering (the “Offering Date”), have you been convicted of any felony or misdemeanor:

(i) In connection with the purchase or sale of any security;
(ii) Involving the making of any false filing with the SEC; or
(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities?

☐
No

☐
Yes, please explain:_____________________________________________________________________________

____________________________________________________________________________________________________

2. In the five (5) years preceding the date of the Offering (the “Offering Date”), have you been subject to any court order, judgment or decree that restrains or enjoins you from engaging or continuing to engage in any conduct or practice:

(i) In connection with the purchase or sale of any security;
(ii) Involving the making of any false filing with the SEC; or
(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities?
☐
No

☐
Yes, please explain:_____________________________________________________________________________

____________________________________________________________________________________________________

3. Have you ever been subject to any final order from the U.S. Commodity Futures Trading Commission, federal banking agencies, the National Credit Union Administration, or state regulators of securities, insurance, banking, savings associations or credit unions that:

(i) At the time of the filing of the offering statement, bars you from:

(A) Association with an entity regulated by such commission or agency, or officer;

(B) Engaging in the business of securities, insurance or banking; or

(C) Engaging in savings association or credit union activities; or

(ii)
Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such filing of the offering statement?

☐
No

☐
Yes, please explain:_____________________________________________________________________________

____________________________________________________________________________________________________

4. Have you ever been subject to any order of the SEC that:

(i) Suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;
(ii) Places on you limitations on the activities, functions or operations of, or imposes civil money penalties; or
(iii) Bars you from being associated with any entity or from participating in the offering of any penny stock?

☐
No

☐
Yes, please explain:_____________________________________________________________________________

____________________________________________________________________________________________________

5. In the five (5) years preceding the Offering Date, have you been subject to any order of the SEC ordering you to cease and desist from committing or causing a violation or future violation of:

(i) Any scienter-based (knowledge of wrongdoing) anti-fraud provision of the federal securities laws; or

(ii) Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) covering prohibitions relating to interstate commerce and the mails?

☐
No

☐
Yes, please explain:_____________________________________________________________________________

____________________________________________________________________________________________________

6. Have you ever been suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐
No

☐
Yes, please explain:_____________________________________________________________________________

____________________________________________________________________________________________________

7. In the five (5) years preceding the Offering Date, have you filed (as a registrant or issuer), or were you named as an underwriter in, any registration statement or offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or are you, on the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐
No

☐
Yes, please explain:_____________________________________________________________________________

____________________________________________________________________________________________________

8. In the five (5) years preceding the Offering Date, have you been subject to a United States Postal Service (“USPS”) false representation order or are you currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the USPS to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐
No

☐
Yes, please explain:_____________________________________________________________________________

____________________________________________________________________________________________________

CERTIFICATION

By signing below, you acknowledge and agree to the following:

(a) You represent and warrant that the information provided by you in this Questionnaire is true and correct to the best of your knowledge and belief after a reasonable investigation, as of the date you sign the Questionnaire;

(b) The Issuer is relying on your representations and warranties contained herein for the purpose of compliance with federal, state, and local law, including without limitation the Securities Act of 1933;

(c) You will promptly notify the Company of any changes in information provided in the Questionnaire occurring after the date you sign the Questionnaire;

(d) You give your consent for the Issuer to rely upon the information provided in this Questionnaire; and

(e) You acknowledge that the SEC, another regulatory body or a court may require the Issuer to publicly disclose the information you provided in this Questionnaire, and you consent to such public disclosure.

The foregoing answers are correct and complete to the best of my knowledge and understanding after a reasonable investigation.

__________________________________________________
__________________________________________________
Date
Signature

__________________________________________________
__________________________________________________
Title

Print Name